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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______________) pertaining to the Eaton Corporation Deferred Incentive Compensation Plan of our report dated January 20, 2004 (except for the note titled "Two-for-One Stock Split", as to which the date is February 23,
2004), with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





                                                            /s/ERNST & YOUNG LLP

Cleveland, Ohio
June 29, 2004